Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value of US$0.00001 per share, of CIMG Inc., a Nevada corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 1, 2025.

Zheng Dai

04/01/2025
Date

/s/ Zheng Dai
Signature

Zheng Dai/Individual
Name/Title

Yubo Yang

04/01/2025
Date

/s/ Yubo Yang
Signature

Yubo Yang/Individual
Name/Title

Dada Business Trading Co., Limited

04/01/2025
Date

/s/ Zheng Dai
Signature

Zheng Dai/Director
Name/Title